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                                                                   EXHIBIT 10.12

                                    WAIVER

         WAIVER (the "WAIVER") dated as of June 8 1998, by VDC CORPORATION LTD., a Bermuda Corporation ("VDC").

                                   RECITALS
                                   --------

          WHEREAS, VDC and PORTACOM WIRELESS, INC. ("PORTACOM"), a Delaware corporation ("PORTACOM"), are the parties to that certain Asset Purchase Agreement dated as of March 23, 1998, as amended by two Stipulations and Orders in Lieu of Objection, dated as of April 3, 1998 and April 23, 1998, respectively, and the Escrow Agreement dated April 8, 1998, among PortaComr, VDC, the Committee and Klehr, Harrison, Harvey, Branzburg & Ellers LLP as Escrow Agent. (the "ASSET PURCHASE AGREEMENT").

          WHEREAS, Section 8.10 of the Asset Purchase Agreement states that VDC's obligations under the Asset Purchase Agreement are subject to the condition, unless such condition is expressly waived in writing by VDC, that "[PortaCom] shall have provided validly executed releases, waivers and/or settlement agreements, satisfactory in form and substance to [VDC], evidencing agreements for the satisfaction of substantially all indebtedness of, and claims against, [PortaCom]."

          WHEREAS, Section 6.2(a) of the Asset Purchase Agreement states that "at or prior to the Closing, Seller shall deliver to Buyer. . . in form and substance satisfactory to Buyer, a written release by all of the parties to the Termination Agreement agreeing to the release of the MAC Common Stock to the Buyer."

          WHEREAS, Section 6.2(b) of the Asset Purchase Agreement states that "at or prior to the Closing, Seller shall deliver to Buyer. . . in form and substance satisfactory to Buyer, written evidence from MAC confirming that, as of the Closing Date, no part of the Assets pledged as collateral under the Termination Agreement has been sold, assigned, transferred or otherwise disposed of or subject to any action for any of the foregoing (other than the transaction contemplated in this Agreement), and that, as of the Closing Date, neither MAC nor its parent corporation, Metromedia International Group, Inc., contemplates taking any of the foregoing actions."

          WHEREAS, Section 3.3(a) of the Asset Purchase Agreement states that [PortaCom] will deliver a. . .Debt Schedule. . .identifying its indebtedness as of the Closing Date."

          WHEREAS, Section 10 of the Escrow Agreement states "notwithstanding any other provision of the [Escrow] Agreement to the contrary, no distribution of the Escrowed Funds or VDC Shares shall be made under this Agreement or otherwise, unless the Escrow Agent has the written consent of Buyer, Debtor and the Committee to any such proposed distribution, which consent shall not be unreasonably withheld."

          WHEREAS, VDC and PortaCom have mutually determined and agreed that the
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aforementioned conditions set forth in Sections 3.3(a), 6.2(a), 6.2(b) and 8.10 of the Asset Purchase Agreement are no longer applicable to the closing of the transactions contemplated by the Asset Purchase Agreement.

          WHEREAS, VDC and PortaCom have mutually determined and agreed that
Section 10 of the Escrow Agreement should not apply to distribution(s) of an "Administrative Advance" as that term is defined in Section 3.4(i) of the Asset Purchase Agreement.

          NOW THEREFORE, VDC, intending to be legally bound hereby, hereby waives (1) the satisfaction of the conditions set forth in Sections 3.3(a), 6.2(a), 6.2(b) and 8.10 of the Asset Purchase Agreement as a condition to VDC's obligations under the Asset Purchase Agreement; and (2) Section 10 of the Escrow Agreement as applicable to distribution(s) of an "Administrative Advance" as that term is defined in Section 3.4(i) of the Asset Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned has duly executed this Waiver as of the date and year first written above.


                                 VDC CORPORATION LTD.


                                 By:   /s/ Fred Moran
                                     ----------------------
                                 Name: Fred Moran
                                 Title: Chairman and CEO